EXHIBIT 10.54

                               FIRST AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of April 3, 1998, by and between GALACTICOMM TECHNOLOGIES, INC. (formerly known as I-View Software, Inc.), a Florida corporation (the "Company"), and PETER BERG (the "Executive").

                                    RECITALS:

         A. The Company entered into an Amended and Restated Employment Agreement with the Executive on June 30, 1997 (the "Amended and Restated Agreement").

         B. The Company and the Executive wish to amend the Amended and Restated Agreement as set forth herein.

         C. The parties hereto believe that the amendments made hereby are in the best interest of the Company and its shareholders, including, among others, the Executive.

         NOW THEREFORE, in consideration of the premise, and the respective covenants and agreements of each of the Company and the Executive contained in this Agreement, the payment of $10.00 and other good and valuable consideration, each of the Company and the Executive agrees as follows:

         A. RECITALS. The Recitals set forth above are true and correct and are incorporated herein by reference.

         B. TERMS. Except as set forth herein, all capitalized terms shall have the meaning ascribed to them in the Amended and Restated Agreement.

         C. AMENDMENT TO ARTICLE I. Article I of the Amended and Restated Employment Agreement is hereby modified in its entirety to read as follows:

         The Company employs the Executive and the Executive accepts such employment in accordance with the terms hereof. Subject to the direction of the Board of Directors of the Company, the Executive shall serve as Chief Executive Officer of the Company. The Executive shall have such responsibilities, perform such duties and exercise such power and authority as are inherent in, or incident to, the office of Chief Executive Officer. The Executive shall report to the Company's Chairman of the Board, or in the absence of a Chairman of the Board, the Board of Directors, and shall devote such reasonable time to the performance of his duties as an officer and employee of the Company as is necessary.

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         D. AMENDMENT TO SECTION 5.3(b). Section 5.3(b) of the Amended and
Restated Agreement is hereby modified in its entirety to read as follows:

                  (b) If the employment of the Executive by the Company shall be terminated for any reason (other than by the Company due to the Executive's death or Disability or with Cause, or by the Executive without Good Reason) then, in any such event, the Company shall continue to pay to the Executive his Salary (subject to applicable payroll and/or other taxes required by law to be withheld) through the Termination Date (as such term is hereinafter defined).

         E. FULL FORCE AND EFFECT. Except as specifically amended by this Agreement, the provisions of the Amended and Restated Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.

                                                  GALACTICOMM TECHNOLOGIES, INC.

/S/ PETER BERG                                    By:/S/ YANNICK TESSIER
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Peter Berg                                        Name:YANNICK TESSIER
                                                       ------------------------
                                                  Title: PRESIDENT
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